UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2015 (May 29, 2015)
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 29, 2015, Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into a Second Amendment to Amended and Restated Revolving Credit Agreement (the “Amendment”) to its existing amended and restated credit agreement, dated as of March 31, 2014, by and among the Company, Fox Factory, Inc., a Delaware corporation, and ST USA Holding Corp., a Delaware corporation, the lenders party thereto, and SunTrust Bank, as administrative agent. Such existing amended and restated credit agreement was amended to revise the definition of “Continuing Director” contained therein.

The Amendment is attached to this report as Exhibit 10.1. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment as attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

10.1	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated May 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	May 29, 2015	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer